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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement on Form S-8 (File No. 333-12221 and File No. 333-68531).




/s/ Arthur Andersen LLP

Boston, Massachusetts
March 25, 2002